Exhibit 99.1

Buddha Steel Appoints Brook & Harvest as SOX Compliance Consultant
DACHANG, Hebei, China, Dec. 31, 2010 /PRNewswire-Asia-FirstCall/ — Buddha Steel, Inc. ("Buddha Steel" or the "Company", OTC Bulletin Board: AGVO), a producer of cold-rolled precision steel products in the People's Republic of China, today announced that it has appointed Brook & Harvest Management Consulting Co., Ltd. ("Brook & Harvest") as its independent consultant to assist in performing the Company's self-assessment under Section 404(a) of the Sarbanes-Oxley Act of 2002 ("SOX").

Mr. Hongzhong Li, Chief Executive Officer of Buddha Steel, said, "We are very pleased to have Brook & Harvest assist us in meeting our SOX obligations. As a public company in the United States, we believe it is paramount to satisfy our Section 404(a) requirements. Reliable and accurate financial statements are the bedrock of sound investment, and it is our goal to provide investors with transparent financial reporting and the assurance that we have validated our internal controls."

About Brook & Harvest
Brook & Harvest is a UK-based firm established in 1999 and has operated in China since 2001. As a financial and tax consultant, Brook & Harvest provides financial, tax, internal control, and risk management services to a variety of leading multinational and Chinese companies.

About Buddha Steel
Buddha Steel is a U.S. corporation that, through its contractually controlled operating affiliate in China, Baosheng Steel, produces high value-added precision cold-rolled steel products, including coils, sheets, narrow strips, and tin-plated sheets. Engineered and manufactured using state-of-the-art machinery, the Company's products are tailor-made to customers' individual requirements to be further processed by downstream manufacturers and incorporated into a wide variety of end products in the construction, home appliance, machinery, and motor vehicle industries.
Safe harbor statement

Certain statements in this news release are forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. These forward-looking statements can be identified by terminology such as "anticipates," "believes," "estimates," "expects," "future," "intends," "plans," "will," and similar statements.

The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding the success of the Company's investments, risks and uncertainties regarding fluctuations in earnings, its ability to sustain its previous levels of profitability including on account of its ability to manage growth, intense competition, wage increases in China, its ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, its ability to successfully complete and integrate potential acquisitions, withdrawal of governmental fiscal incentives, political instability and regional conflicts and legal restrictions on raising capital or acquiring companies outside China.

Additional risks that could affect the Company's future operating results are more fully described in its filings with U.S. Securities and Exchange Commission. These filings are available at www.sec.gov.

The Company may, from time to time, make additional written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on forms 10-K, 10-Q, and 8-K, in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. The Company does not undertake to update any forward-looking statements that may be made from time to time by or on its behalf, except as required under law.

For more information, please contact:

Buddha Steel, Inc.

Ms. Yuanmei Ma, CFO
Telephone: +86 133 2119 6656
yuanmeima@163.com

or

Christensen

Mr. Tom Myers (English)
Mobile +86-139-1141-3520 in Beijing
tmyers@christensenir.com

Ms. Kathy Li (English and Chinese)
Telephone +1-212-618-1978 in the USA
kli@christensenir.com